Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of May 2, 2025 by and between Safety Shot, Inc., a Delaware corporation (the “Company”) and the undersigned investor (the “Investor” and together with the Company, the “Parties”).

WHEREAS, the Investor is the record and beneficial owner of (i) 7,700,014 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) 2,865,169 common stock purchase warrants, each acquired at a purchase price of $0.125 and exercisable for one share of Common Stock at an exercise price of $0.89 per share (the “2023 Warrants”); (iii) 3,400,000 common stock purchase warrants, each acquired at a purchase price of $0.125 and exercisable for one share of Common Stock at an exercise price of $0.41 per share (the “2025 Warrants,” and together with the 2023 Warrants, the “Warrants”); and (iv) 2,500,000 restricted stock units (the “Advisory Shares”) authorized but not yet issued, which were granted pursuant to that certain Advisory Agreement, dated as of April 4, 2025 (the “Advisory Agreement”), by and between the Company and the Investor (collectively, the “Investor Securities”);

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series A Preferred Stock, consisting of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, and Series A-3 Convertible Preferred Stock, each having a par value of $0.001 per share and a stated value of $750 (collectively, the “Series A Preferred Stock”), the terms of which are set forth in the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit A; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Investor desire to enter into a transaction wherein the Company will issue to the Investor shares of Series A Preferred Stock in exchange for the Investor Securities.

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Exchange. Subject to the terms and conditions set forth herein, the Company and the Investor hereby agree to effect an exchange (the “Exchange”) pursuant to which: (i) 7,700,014 shares of Common Stock held by the Investor shall be exchanged for 46,765 shares of Series A-1 Preferred Stock on a 164.65183-for-1 basis; (ii) 2,865,169 of the 2023 Warrants shall be exchanged, on a 164.65183-for-1 basis, for 17,401 shares of Series A-2 Preferred Stock, at an effective exercise price of $146.54 per share of Series A-2 Preferred Stock; (iii) 3,400,000 of the 2025 Warrants shall be exchanged for 20,650 shares of Series A-3 Preferred Stock, at an effective exercise price of $67.51 per share of Series A-3 Preferred Stock; and (iv) 2,500,000 unvested Advisory Shares issuable to the Investor pursuant to the Advisory Agreement shall be exchanged for 15,184 shares of Series A-1 Preferred Stock, subject to the vesting schedule set forth in the Advisory Agreement. The shares of Series A Preferred Stock issued to the Investor in connection with the Exchange (the “Exchange Shares”) shall be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). For the avoidance of doubt, upon consummation of the Exchange, all of the Investor Securities shall be cancelled and shall be of no further force or effect.

2. Lock Up Period. The Investor hereby agrees that, without the prior written consent of the Company, it shall not, during the period commencing on the date of issuance of the Exchange Shares and ending on the date that is six (6) months thereafter (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Exchange Shares, or any securities convertible into or exercisable or exchangeable for the Exchange Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Exchange Shares. The Company may cause appropriate stop transfer instructions to be delivered to its transfer agent with respect to the Exchange Shares to enforce the provisions of this Section. The restrictions set forth in this Section 2 shall lapse automatically upon the expiration of the Lock-Up Period.

3. Holding Period. For the purposes of Rule 144, the Company represents, warrants and agrees that for the purposes of Rule 144, the holding period of the Exchange Shares will include the Investor’s respective prior holding period of the various Investor Securities. The Company agrees not to take a position contrary to this Section 3 in any document, statement, setting, or situation.

4. Deliverables. The Company shall issue to the Investor the Exchange Shares immediately following the execution and delivery of this Agreement.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date hereof as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of Delaware, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Exchange Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Exchange Shares and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Offering. Subject in part on the accuracy of the Investor’s representations herein, the offer, sale and issuance of the Exchange Shares in conformity with the terms of this Agreement constitute transactions exempt from registration of under the Securities Act and from all applicable state securities laws. The issuance of the Exchange Shares is made solely in exchange for the surrender and cancellation of the Investor’s Common Stock, 2023 Warrants, 2025 Warrants, and rights to Advisory Shares, and no other consideration has been or will be paid for such Exchange Shares.

6. Representations and Warranties of the Investor. Investor hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing. If an entity, the Investor is an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power. The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate, partnership, limited liability company or similar action, as applicable on the part of such Investor, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of such Investor’s obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Own Account. Investor is acquiring the Exchange Shares for its own account.

(e) Investor Status. The Investor is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Such Investor is not required to be registered as a broker- dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7. No Short Sales. Investor, its successors, assigns and affiliates, agrees that so long the Exchange Shares are not sold, Investor and its affiliates shall not, directly or indirectly, enter into or effect “short sales” of the common stock of the Company or hedging transaction which establishes a short position with respect to the common stock of the Company. The Company acknowledges and agrees that upon delivery of a conversion notice by the Investor, the Investor immediately owns the shares of common stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

8. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b) Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.

(c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(h) Survival. The representations and warranties contained herein shall survive the Exchange for the applicable statute of limitations.

(i) Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(l) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THEPARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

CORE 4 CAPITAL CORP.
(Investor)

Name:
Title:

SAFETY SHOT, INC.
(Company)

/s/ Jarrett Boon
Name:	Jarrett Boon
Title:	CEO